Exhibit 99.2

NYSE: MDV

QUARTERLY SUPPLEMENTAL DATA

June 30, 2023 Financial Information

and

August 14, 2023 Pro Forma Portfolio Information

Modiv Industrial, Inc.
Supplemental Information - Second Quarter 2023

Table of Contents

About the Data	3

Company Overview	4

Financial Results
Earnings Release	5
Consolidated Statements of Operations - Last Five Quarters	8
Property Portfolio - Statements of Operations - Second Quarter of 2023	9
Consolidated Statements of Comprehensive (Loss) Income - Last Five Quarters	10
Earnings (Loss) Per Share - Last Five Quarters	11
FFO and AFFO - Last Five Quarters	12
Property Portfolio - FFO and AFFO - Second Quarter of 2023	13
Adjusted EBITDA - Last Five Quarters	14
Leverage Ratio	15

Balance Sheets and Capitalization
Capitalization	16
Consolidated Balance Sheets	17
Property Portfolio - Balance Sheets - As of June 30, 2023	18
Debt Overview	19
Credit Facility and Mortgage Notes Covenants	20

Real Estate - Pro Forma	21
Real Estate Acquisitions	22
Real Estate Dispositions	23
Top 20 Tenants	23
Property Type	24
Tenant Industry Diversification	24
Tenant Geographic Diversification	25
Lease Expirations	25

Appendix
Disclosures Regarding Non-GAAP and Other Metrics	26

About the Data

This data and other information described herein are as of and for the three months ended June 30, 2023 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Modiv Industrial, Inc. (f/k/a Modiv Inc.)’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 13, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed on August 14, 2023, including the financial statements and management’s discussion and analysis of financial condition and results of operations.

Forward-Looking Statements

Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, increases in the rate of inflation and interest rates, general economic conditions, local real estate conditions, tenant financial health, property acquisitions and dispositions and the timing of any acquisitions and dispositions, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, supply-chain disruptions and impacts of the Russian war against Ukraine. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Company Overview

Modiv Industrial, Inc. (NYSE:MDV) (“Modiv Industrial”, the “Company”, “we”, “us” and “our”) is an internally managed real estate investment trust (“REIT”) that acquires, owns and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. Driven by an investor-first focus, the Modiv name reflects its commitment to providing investors with MOnthly DIVidends. As of August 14, 2023, Modiv Industrial had a $614 million real estate portfolio (based on estimated fair value) comprised of 4.7 million square feet of aggregate leasable area. For more information, please visit: www.modiv.com.

Modiv Industrial strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

Management Team:	Independent Directors:

Aaron S. Halfacre	Adam S. Markman
Chief Executive Officer and Director	Chairman of the Board

Raymond J. Pacini	Curtis B. McWilliams
Chief Financial Officer and Secretary

Sandra G. Sciutto	Thomas H. Nolan, Jr.
Chief Accounting Officer

John C. Raney	Kimberly Smith
Chief Legal Officer

William R. Broms	Connie Tirondola
Chief Investment Officer

Investor Inquiries:
Margaret Boyce, Financial Profiles, Inc.
mboyce@finprofiles.com
310-622-8247

Transfer Agent:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
800-736-3001

Modiv Announces Second Quarter 2023 Results

Completes Successful Transition to Focused Industrial Manufacturing REIT
Closes Sale of 13 Non-Industrial Assets for $42 million
Changes Corporate Name to Modiv Industrial, Inc.

Reno, Nevada, August 14, 2023 – Modiv Industrial, Inc. (“Modiv Industrial” or the “Company”, formerly known as Modiv Inc.) (NYSE:MDV), an internally managed real estate investment trust (“REIT”) that actively acquires, owns, and manages a portfolio of single-tenant net-lease industrial manufacturing real estate properties, today announced operating results for the second quarter ended June 30, 2023.

“At the beginning of the year, we outlined plans to acquire $100 million of industrial manufacturing assets, which we quickly accomplished. Just three months ago, we shared our strategy to begin the disposition of our legacy, non-core ‘Rich Uncles’ retail and office assets. Today I am pleased to announce that we have successfully delivered on our publicly stated goals,” said Aaron Halfacre, Chief Executive Officer of Modiv Industrial Inc.

“With the August 10th sale of 13 non-industrial assets to Generation Income Properties, Inc. for $42 million and the July purchase of two more industrial manufacturing properties, we have already accretively redeployed cash proceeds into additional industrial manufacturing assets, allowing us to achieve our goal of having a super-majority of industrial assets.”

“Now, with the majority of our repositioning behind us, we will begin increasing investor awareness of our compelling investment thesis. Nearer term, we will continue the disposition of non-industrial assets to create capital recycling opportunities. Longer term, we remain focused on achieving scale of over $1 billion in gross assets and becoming the best pure-play net lease industrial manufacturing REIT,” concluded Halfacre.

Financial Highlights for the Second Quarter Ended June 30, 2023:

◾	Revenue was $11.8 million, up 16.7% year-over-year, reflecting the acquisition of 16 industrial manufacturing properties since June 30, 2022.
◾
FFO was $7.9 million, or $0.75 per diluted share, compared with $4.7 million or $0.46 per diluted share in the year-ago quarter, reflecting higher revenue and lower interest expense attributable to unrealized gains on interest rate swap valuations.

◾	AFFO was $3.3 million, or $0.31 per diluted share, compared with $3.6 million or $0.35 per diluted share in the year-ago quarter, a decrease reflecting a higher straight-line rent adjustment.

Business Update

◾
Sold non-core portfolio of 13 legacy retail and office assets to Generation Income Properties, Inc. (NASDAQ: GIPR) on August 10, 2023 for $42 million at an exit cap rate of 7.55%. Transaction consideration includes $30 million in cash and $12 million of GIPR preferred stock, which will pay monthly dividends at an annual rate of 9.5%.

◾	In July 2023, acquired an additional $29.0 million of industrial manufacturing properties at a blended initial cap rate of 8.2% and a weighted average cap rate of 11.7%.
◾	Total acquisitions year-to-date are now $129.8 million across 12 industrial manufacturing properties acquired at a blended initial cap rate of 7.8% and a weighted average cap rate of 10.3%.
◾
Industrial portfolio exposure now includes 40 properties representing 76% of pro forma NOI as of June 30, 2023, with a weighted average lease term of 14.7 years and weighed average annual rental increases of 2.45%.

Following achievement of a super-majority of industrial manufacturing exposure and its exclusive focus on being a pure-play net lease industrial manufacturing REIT, the Company changed its name from “Modiv Inc.” to “Modiv Industrial, Inc.” effective August 11, 2023. The Company’s ticker symbol will not change and its common stock will start trading as Modiv Industrial, Inc. on August 24, 2023.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Monday, August 14, 2023, at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time, to discuss the second quarter 2023 operating results and answer questions.

Live conference call: 1-877-407-0789 at 9:00 a.m. Pacific Time, Monday, August 14, 2023

Webcast: To listen to the webcast, either live or archived, please use this link: https://viavid.webcasts.com/starthere.jsp?ei=1625261&tp_key=836736531a or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that acquires, owns, and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. Driven by an investor-first focus, as of August 14, 2023, Modiv Industrial had a $614 million real estate portfolio (based on estimated fair value) comprised of 4.7 million square feet of aggregate leasable area. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 13, 2023. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated August 14, 2023 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property. The Company defines “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.

Investor Inquiries:
Margaret Boyce, Financial Profiles, Inc.
mboyce@finprofiles.com
310-622-8247

Modiv Industrial, Inc.
Consolidated Statements of Operations - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Rental income (a)	$11,836,563	$10,311,182	$13,804,540	$10,303,402	$10,144,477

Operating expenses:
General and administrative (b)	1,597,776	1,908,055	2,252,304	1,838,388	1,615,182
Stock compensation expense	660,170	660,169	660,171	549,240	679,747
Depreciation and amortization	3,956,334	3,272,061	4,347,809	3,598,592	3,682,681
Property expenses (c)	1,527,868	1,706,843	1,537,691	1,415,621	1,434,214
Impairment of real estate investment property (d)	—	3,499,438	2,080,727	—	—
Total operating expenses	7,742,148	11,046,566	10,878,702	7,401,841	7,411,824

Gain on sale of real estate investments	—	—	669,185	3,932,029	720,071
Operating income (loss)	4,094,415	(735,384)	3,595,023	6,833,590	3,452,724

Other income (expense):
Interest income	216,841	53,695	5,047	1,665	1,763
Interest expense, net of derivative settlements and unrealized gain on interest rate swaps (e)	179,931	(4,018,792)	(2,826,490)	(2,514,838)	(1,197,154)
Income from unconsolidated investment in a real estate property	72,773	55,567	51,312	64,358	66,868
Other	65,993	65,993	(104,157)	65,992	66,143
Other income (expense), net	535,538	(3,843,537)	(2,874,288)	(2,382,823)	(1,062,380)

Net income (loss)	4,629,953	(4,578,921)	720,735	4,450,767	2,390,344
Less: net (income) loss attributable to noncontrolling interest in Operating Partnership	(649,643)	816,199	42,508	(528,540)	(219,214)
Net income (loss) attributable to Modiv Industrial, Inc.	3,980,310	(3,762,722)	763,243	3,922,227	2,171,130
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net income (loss) attributable to common stockholders	$3,058,435	$(4,684,597)	$(158,632)	$3,000,352	$1,249,255

Net income (loss) per share attributable to common stockholders:

Basic	$0.41	$(0.62)	$(0.02)	$0.40	$0.17
Diluted	$0.35	$(0.62)	$(0.02)	$0.35	$0.14
Weighted-average number of common shares outstanding:
Basic	7,532,106	7,532,452	7,487,728	7,449,968	7,478,973
Diluted (f)	10,638,311	7,532,452	7,487,728	10,180,543	10,221,490

Distributions declared per common share	$0.2875	$0.2875	$0.2875	$0.2875	$0.2875

(a)	Rental income includes tenant reimbursements for property expenses and the fourth quarter of 2022 includes an early termination fee of $3,781,929 received from Sutter Health.
(b)	General and administrative expenses in the fourth quarter of 2022 include a $500,000 accrual for estimated costs of relocating our corporate offices to Reno, Nevada.
(c)	Property expenses are largely offset by tenant reimbursements included in rental income.
(d)
The impairment charge for the first quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc through February 29, 2024. We determined that an impairment charge was triggered by expectations of a shortened holding period and estimated the property’s fair value based upon current market comparables. The impairment charge for the fourth quarter of 2022 relates to an office property located in Rocklin, California to reflect the net realizable value as a result of its reclassification to asset held for sale. On June 29, 2023, the property was leased to the EMC Shop, LLC for 11.5 years for industrial use. As a result, this property was reclassified to real estate held for investment and use at the end of the second quarter of 2023.

(e)
Interest expense in the second quarter of 2023 is net of $3,708,597 unrealized gain on interest rate swaps and $1,401,716 of derivative cash settlements received and the first quarter of 2023 includes $1,722,184 unrealized loss on interest rate swaps and is net of $1,074,085 of derivative cash settlements received.

(f)
Diluted shares outstanding for periods when we reported a net loss do not include the OP Units since they would be anti-dilutive. Diluted shares outstanding in the second quarter of 2023 and the second and third quarters of 2022 include Class C, Class M, Class P and Class R OP Units since we reported net income for those quarters.

Modiv Industrial, Inc.
Property Portfolio - Statements of Operations - Second Quarter of 2023

(Unaudited)

	Three Months Ended June 30, 2023
	Industrial Core	Tactical Non-Core (1)	Other Non-Core (2)	Non-Property & Other (3)	Consolidated
Rental income	$7,546,101	$2,742,572	$1,547,890	$—	$11,836,563

Operating expenses:
General and administrative	—	—	—	1,597,776	1,597,776
Stock compensation expense	—	—	—	660,170	660,170
Depreciation and amortization	2,715,601	808,227	432,506	—	3,956,334
Property expenses	682,509	198,622	646,737	—	1,527,868
Total operating expenses	3,398,110	1,006,849	1,079,243	2,257,946	7,742,148

Operating income (loss)	4,147,991	1,735,723	468,647	(2,257,946)	4,094,415

Other (expense) income:
Interest income	(46)	—	—	216,887	216,841
Interest expense, net of derivative settlements and unrealized gain on interest rate swaps (4)	(3,163,694)	(1,067,315)	(699,373)	5,110,313	179,931
Income from unconsolidated investment in a real estate property	72,773	—	—	—	72,773
Other (5)	—	—	—	65,993	65,993
Other (expense) income, net	(3,090,967)	(1,067,315)	(699,373)	5,393,193	535,538

Net income (loss)	1,057,024	668,408	(230,726)	3,135,247	4,629,953
Less: net income (loss) attributable to noncontrolling interest in Operating Partnership	—	—	—	(649,643)	(649,643)
Net income (loss) attributable to Modiv Industrial, Inc.	1,057,024	668,408	(230,726)	2,485,604	3,980,310
Preferred stock dividends	—	—	—	(921,875)	(921,875)
Net income (loss) attributable to common stockholders	$1,057,024	$668,408	$(230,726)	$1,563,729	$3,058,435

(1)
We categorize Tactical Non-Core Assets as those assets that offer compelling value-add or opportunistic investment characteristics when measured over a near-term or interim holding period. We currently hold three such assets: (i) our tactical non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County in January 2022, which was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 Class C OP Units at a cost basis of $25.00 per share; (ii) our 12 year lease to the State of California’s Office of Emergency Services (OES) executed in January 2023 for one of our existing assets located in Rancho Cordova, California that includes an attractive purchase option by the tenant which we believe has a favorable probability of being executed upon in the next 24 months; and (iii) our property leased to Costco located in Issaquah, Washington which offers compelling redevelopment opportunities following Costco’s lease expiration in July 2025 given its higher density infill location and the fact that the land is zoned for additional uses to include flex/R&D and multi-family.

(2)
Other non-core assets includes 10 legacy retail properties and five legacy office properties. We define legacy assets as those inherited through prior mergers and acquisitions activity and such assets that were acquired by different management teams utilizing different investment objectives or underwriting criteria. Of the 15 assets, three office properties and 11 retail properties were classified as held for sale as of June 30, 2023. The sale of 13 properties to Generations Income Properties, Inc., a publicly-traded REIT (NASDAQ: GIPR) consisting of 11 retail and two office closed on August 10, 2023.

(3)
We do not allocate non-property expenses across our property-specific segments; therefore, we report these expenses separately under the Non-Property & Other caption in the table above. Such expenses and income include stock compensation expense, general and administrative, unrealized gains and losses on valuation of interest rate swaps, and other comprehensive items.

(4)
Non-Property & Other’s interest expense. net of derivative settlements and unrealized gain on interest rate swaps of $5,110,313 reflects unrealized gain on interest rate swaps of $3,708,597plus derivative cash settlements of $1,401,716.

(5)	Other reflects management fees earned for managing the TIC Interest.

Modiv Industrial, Inc.
Consolidated Statements of Comprehensive Income (Loss) - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net income (loss)	$4,629,953	$(4,578,921)	$720,735	$4,450,767	$2,390,344

Other comprehensive income (loss): cash flow adjustment
Unrealized holding (loss) gain on interest rate swap designated as a cash flow hedge (a)	—	—	(216,200)	4,255,906	—
Amortization of unrealized holding gain on interest rate swap (b)	253,093	250,311	—	—	—
Comprehensive income (loss)	4,883,046	(4,328,610)	504,535	8,706,673	2,390,344

Net (income) loss attributable to noncontrolling interest in Operating Partnership	(649,643)	816,199	42,508	(528,540)	(219,214)
Other comprehensive (income) loss attributable to noncontrolling interest in Operating Partnership:
Unrealized holding (loss) gain on interest rate swap designated as a cash flow hedge (a)	—	—	(34,942)	637,429	—
Amortization of unrealized holding gain on interest rate swap (b)	44,341	37,141	—	—	—
Comprehensive (income) loss attributable to noncontrolling interest in Operating Partnership	(605,302)	853,340	7,566	108,889	(219,214)
Comprehensive income (loss) attributable to Modiv Industrial, Inc.	$4,277,744	$(3,475,270)	$512,101	$8,815,562	$2,171,130

(a)
Reflects the change in fair value of the interest rate swap derivative for the six months ended December 31, 2022 that was designated as a cash flow hedge for financial accounting purposes beginning July 1, 2022.

(b)
Due to the $150 million Term Loan swap’s failure to qualify as a cash flow hedge for the quarterly periods ended March 31, 2023 and June 30, 2023, the unrealized gain on interest rate swap derivative on the consolidated balance sheet is being amortized on a straight-line basis, as a reduction to interest expense, through the maturity date of the Term Loan. The interest rate swap derivative instrument failed to qualify as a cash flow hedge during the quarters ended March 31, 2023 and June 30, 2023 because the swap was deemed ineffective due to the one-time cancellation option on December 31, 2024 as compared with the maturity of the Term Loan. If there is a significant drop in interest rates in the future, this interest rate swap derivative could potentially qualify again as a cash flow hedge.

Modiv Industrial, Inc.
Earnings (Loss) Per Share - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Numerator - Basic:
Net income (loss)	$4,629,953	$(4,578,921)	$720,735	$4,450,767	$2,390,344
Less: net (income) loss attributable to noncontrolling interest in Operating Partnership	(649,643)	816,199	42,508	(528,540)	(219,214)
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net income (loss) attributable to common stockholders	$3,058,435	$(4,684,597)	$(158,632)	$3,000,352	$1,249,255

Numerator - Diluted:
Net income (loss)	$4,629,953	$(4,578,921)	$720,735	$4,450,767	$2,390,344
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net income (loss) attributable to common stockholders	$3,708,078	$(5,500,796)	$(201,140)	$3,528,892	$1,468,469

Denominator:
Weighted average shares outstanding - basic	7,532,106	7,532,452	7,487,728	7,449,968	7,478,973
Operating Partnership Units - Class C (a)(b)	1,599,898	—	—	1,312,382	1,312,382
Operating Partnership Units - Classes M, P and R (c)	1,506,307	—	—	1,418,193	1,430,135
Weighted average shares outstanding - diluted	10,638,311	7,532,452	7,487,728	10,180,543	10,221,490

Earnings (loss) per share attributable to common stockholders:
Basic	$0.41	$(0.62)	$(0.02)	$0.40	$0.17
Diluted	$0.35	$(0.62)	$(0.02)	$0.35	$0.14

(a)
We issued 1,312,382 Class C OP Units at an agreed upon value of $25.00 per unit in connection with our January 18, 2022 acquisition of a KIA auto dealership property in an “UPREIT” transaction. These units were not included in the computation of Diluted EPS for the quarters ended March 31, 2023 and December 31, 2022 because their effect would be anti-dilutive.

(b)
The weighted average Class C OP Units of 1,599,898 for the quarter ended June 30, 2023 included the weighted effect of 287,516 units issued in April 2023 in conjunction with our acquisition of the property in Reading, Pennsylvania leased to Summit Steel & Manufacturing, LLC.

(c)
During the three months ended March 31, 2023 and December 31, 2022, the weighted average dilutive effect of 1,506,307 and 1,395,759 shares, respectively, related to Classes M, P and R Operating Partnership units were excluded from the computation of Diluted EPS because their effect would be anti-dilutive. There were no other outstanding securities or commitments to issue common stock that would have a dilutive effect for the periods then ended.

Modiv Industrial, Inc.
FFO and AFFO - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net income (loss) (in accordance with GAAP)	$4,629,953	$(4,578,921)	$720,735	$4,450,767	$2,390,344
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net income (loss) attributable to common stockholders and Class C OP Unit holders	3,708,078	(5,500,796)	(201,140)	3,528,892	1,468,469
FFO adjustments:
Depreciation and amortization of real estate properties	3,956,334	3,272,061	4,347,809	3,598,592	3,682,681
Amortization of lease incentives	88,570	88,570	88,752	176,296	75,655
Depreciation and amortization for unconsolidated investment in a real estate property	186,069	194,173	203,554	192,551	190,468
Impairment of real estate investment property	—	3,499,438	2,080,727	—	—
Gain on sale of real estate investments, net	—	—	(669,185)	(3,932,029)	(720,071)
FFO attributable to common stockholders and Class C OP Unit holders (c)	7,939,051	1,553,446	5,850,517	3,564,302	4,697,202
AFFO adjustments:
Non-recurring corporate relocation costs	—	—	500,000	—	—
Stock compensation (a)	660,170	660,169	660,170	549,240	679,747
Deferred financing costs	195,213	195,212	179,641	101,783	101,781
Due diligence expenses, including abandoned pursuit costs (b)	3,848	342,542	25,051	44,863	4,639
Deferred rents	(1,580,358)	(1,175,359)	(643,784)	(976,419)	(981,083)
Unrealized (gain) loss on interest rate swaps	(3,708,598)	1,722,184	505,263	59,000	(589,997)
Amortization of (below) above market lease intangibles, net	(195,901)	(196,283)	(142,626)	(214,889)	(317,354)
Other adjustments for unconsolidated investment in a real estate property	11,819	11,819	5,815	(188)	(188)
AFFO attributable to common stockholders and Class C OP Unit holders (c)	$3,325,244	$3,113,730	$6,940,047	$3,127,692	$3,594,747

Weighted average shares outstanding:
Basic	7,532,106	7,532,452	7,487,728	7,449,968	7,478,973
Fully diluted (d) (e)	10,638,311	10,351,141	10,195,869	10,180,543	10,221,490
FFO per share:
Basic	$1.05	$0.21	$0.78	$0.48	$0.63
Fully diluted	$0.75	$0.15	$0.57	$0.35	$0.46
AFFO per share:
Basic	$0.44	$0.41	$0.93	$0.42	$0.48
Fully diluted	$0.31	$0.30	$0.68	$0.31	$0.35

(a)
Stock compensation expense includes (i) amortization of the value of Class P OP Units granted to our Chief Executive Officer and Chief Financial Officer on December 31, 2019; (ii) amortization of the value of Class R OP Units granted to all of our employees, including the Chief Executive Officer and Chief Financial Officer, on January 25, 2021; and (iii) stock granted to our independent directors each quarter as partial consideration for their service as directors.

(b)
Abandoned pursuit costs for the first quarter of 2023 primarily reflect the write-off of due diligence costs incurred during 2022 and 2023 for a potential acquisition of a portfolio of industrial manufacturing properties that we abandoned due to changes in market conditions. Abandoned pursuit costs for the first quarter of 2022 primarily reflect the write-off of due diligence costs incurred for a portfolio of 10 properties leased to Walgreens, which we abandoned due to inability to obtain the mortgage servicer’s approval prior to the contract termination date and changes in market conditions.

(c)	FFO and AFFO for the fourth quarter of 2022 include an early termination fee of $3,751,984 received from Sutter Health.
(d)
The weighted average Class C OP Units for the quarter ended June 30, 2023 included the weighted effect of 287,516 units issued in April 2023 in conjunction with our acquisition of the property in Reading, Pennsylvania leased to Summit Steel & Manufacturing, LLC.

(e)	Includes the Class C, Class M, Class P and Class R OP Units to compute the weighted average number of shares for each of the five quarters ended June 30, 2023 presented above.

Modiv Industrial, Inc.
Property Portfolio - FFO and AFFO - Second Quarter of 2023

(Unaudited)

	Three Months Ended June 30, 2023
	Industrial Core	Tactical Non-Core (1)	Other Non-Core (1)	Non-Property & Other (1)	Consolidated
Net income (loss) (in accordance with GAAP)	$1,057,024	$668,408	$(230,726)	$3,135,247	$4,629,953
Preferred stock dividends	—	—	—	(921,875)	(921,875)
Net income (loss) attributable to common stockholders and Class C OP Unit holders	1,057,024	668,408	(230,726)	2,213,372	3,708,078
FFO adjustments:
Depreciation and amortization of real estate properties	2,715,600	808,227	432,507	—	3,956,334
Amortization of lease incentives	17,177	—	71,393	—	88,570
Depreciation and amortization for unconsolidated investment in a real estate property	186,069	—	—	—	186,069
Impairment of real estate investment property	—	—	—	—	—
FFO attributable to common stockholders and Class C OP Unit holders	3,975,870	1,476,635	273,174	2,213,372	7,939,051
AFFO adjustments:
Stock compensation	—	—	—	660,170	660,170
Deferred financing costs	151,295	(24,048)	67,966	—	195,213
Due diligence expenses, including abandoned pursuit costs	(1,629)	(83)	5,560	—	3,848
Deferred rents	(976,452)	(611,634)	7,728	—	(1,580,358)
Unrealized gains on interest rate swap valuations	—	—	—	(3,708,598)	(3,708,598)
Amortization of (below) above market lease intangibles, net	(209,779)	—	13,878	—	(195,901)
Other adjustments for unconsolidated investment in a real estate property	11,819	—	—	—	11,819
AFFO attributable to common stockholders and Class C OP Unit holders	$2,951,124	$840,870	$368,306	$(835,056)	$3,325,244
Weighted average shares outstanding:
Basic	7,532,106	7,532,106	7,532,106	7,532,106	7,532,106
Fully diluted (2)	10,638,311	10,638,311	10,638,311	10,638,311	10,638,311

FFO Per Share:
Basic	$0.53	$0.20	$0.04	$0.29	$1.05
Fully Diluted (2)	$0.37	$0.14	$0.03	$0.21	$0.75

AFFO Per Share:
Basic	$0.39	$0.11	$0.05	$(0.11)	$0.44
Fully Diluted (2) (3)	$0.28	$0.08	$0.03	$(0.08)	$0.31

(1)	See Footnotes (1), (2), (3) and (4) of Property Portfolio Statement - Statement of Operations - Second Quarter of 2023.
(2)	Weighted average fully diluted shares outstanding includes the following:
(i)	7,532,106 shares of Class C common stock;
(ii)
1,599,898 Class C OP Units, including 1,312,382 issued in January 2022 in connection with the acquisition of the KIA auto dealership property discussed above and 287,516 Class C OP Units issued in April 2023 in conjunction with our acquisition of the property in Reading, Pennsylvania leased to Summit Steel & Manufacturing, LLC.

(iii)
1,189,964 shares of Class C common stock that would result from conversion of 657,949.5 Class M OP Units and 56,029 Class P OP Units assuming a conversion ratio of 1.6667 shares of our Class C Common Stock for each Class M OP Unit and Class P OP Unit outstanding; and

(iv)
316,343 shares of Class C common stock that would result from conversion of Class R OP Units. This does not include 474,515 additional performance-based Class R OP Units that are eligible to be issued by March 31, 2024.

(3)	For the intraperiod allocation, we treat all component per share amounts as fully-diluted to correspond with the consolidated FFO and AFFO results reflected above.

Modiv Industrial, Inc.
Adjusted EBITDA - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022
Net income (loss) (in accordance with GAAP)	$4,629,953		$(4,578,921)		$720,735		$4,450,767		$2,390,344
Depreciation and amortization of real estate properties	3,956,334		3,272,061		4,347,809		3,598,592		3,682,681
Depreciation and amortization for unconsolidated investment in a real estate property	186,069		194,173		203,554		192,551		190,468
Interest (income) expense, net of derivative settlements and unrealized gain on interest rate swaps (a)	(179,931)		4,018,792		2,826,490		2,514,838		1,197,154
Loss on early extinguishment of debt (b)	—		—		—		—		—
Interest expense on unconsolidated investment in real estate property	95,932		95,486		98,073		98,624		98,135
Impairment of real estate investment property (b)	—		3,499,438		2,080,727		—		—
Stock compensation	660,170		660,169		660,171		549,240		679,747
Due diligence expenses, including abandoned pursuit costs	3,848		342,542		25,051		44,863		4,639
Gain on sale of real estate investments	—		—		(669,185)		(3,932,029)		(720,071)
Adjusted EBITDA (c)	$9,352,375		$7,503,740		$10,293,425		$7,517,446		$7,523,097

Annualized adjusted EBITDA	37,409,500		30,014,960		$41,173,700		$30,069,784		$30,092,388

Net debt:
Debt	$294,361,357		$214,436,983		$197,515,009		$201,365,536		$201,425,173
Debt of unconsolidated investment in real estate property (d)	9,372,615		9,429,343		9,487,515		9,544,131		9,599,182
Cash and restricted cash	(9,912,109)		(13,280,104)		(8,608,649)		(5,726,888)		(11,705,449)
Cash of unconsolidated investment in real estate property (d)	(494,250)		(420,947)		(218,424)		(341,007)		(585,357)
	$293,327,613		$210,165,275		$198,175,450		$204,841,772		$198,733,549

Net debt / Adjusted EBITDA	7.8	x	7.0	x	4.8	x	6.8	x	6.6	x

(a)	Includes $3,708,597 unrealized gains on swap valuations in the second quarter of 2023 and $1,722,184 unrealized losses on swap valuations in the first quarter of 2023.
(b)
The impairment charge for the first quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc through February 29, 2024. We determined that an impairment charge was triggered by expectations of a shortened holding period and estimated the property’s fair value based upon current market comparables. The impairment charge for the fourth quarter of 2022 relates to an office property located in Rocklin, California to reflect net realizable value as a result of its reclassification to asset held for sale. On June 29, 2023, the property was leased to the EMC Shop, LLC for 11.5 years for industrial use. As a result, this property was reclassified to real estate held for investment and use at the end of the second quarter of 2023.

(c)	Adjusted EBITDA for the fourth quarter of 2022 includes an early termination fee of $3,781,929 received from Sutter Health.
(d)	Includes our approximate 72.71% pro rata share of the tenant-in-common’s mortgage note payable and cash of our unconsolidated investment in real estate property.

Modiv Industrial, Inc.
Leverage Ratio

(Unaudited)

We calculate our leverage ratio in conformance with the definition used in our KeyBank credit facility as set forth below.

	June 30, 2023	December 31, 2022
Total Asset Value
Cash and cash equivalents	$9,912,110	$8,608,649
Borrowing base value (a)	496,337,503	408,598,973
Other real estate value (b)	109,147,052	97,340,000
Pro-rata share of unconsolidated investment in a real estate property	28,858,421	28,582,595
Total asset value	$644,255,086	$543,130,217

Indebtedness
Credit facility revolver	$—	$3,000,000
Credit facility term loan	250,000,000	150,000,000
Mortgage debt	44,361,357	44,515,009
Pro-rata share of unconsolidated investment in a real estate property	9,372,615	9,487,515
Total indebtedness	$303,733,972	$207,002,524

Leverage Ratio	47%	38%

(a)
The increase in borrowing base properties reflects $94.3 million of acquisitions, excluding a property with a lease term of less than seven years, less reclassification of the Rocklin, California property.

(b)
The increase in other real estate value primarily reflects reclassification of the Rocklin, California property out of the borrowing base and the acquisition of a property with a lease term of less than seven years during the first half 2023.

Modiv Industrial, Inc.
Capitalization as of June 30, 2023

(Unaudited)

PREFERRED EQUITY
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock	$50,000,000
% of Total Capitalization	10%

COMMON EQUITY
Shares of Class C Common Stock	7,530,992
OP Units (Class M, Class P, Class R and Class C)	3,106,205
Total Class C Common Stock and OP Units	10,637,197
Price Per Share / Unit at June 30, 2023	$15.00
IMPLIED EQUITY MARKET CAPITALIZATION	$159,557,955
% of Total Capitalization	32%

DEBT
Mortgage Debt
Costco Property	$18,850,000
Taylor Fresh Foods Property	12,350,000
OES Property	13,161,357
Total Mortgage Debt	$44,361,357
KeyBank Credit Facility
Revolver	$—
Term Loan (a) & (b)	250,000,000
Total Credit Facility	$250,000,000
TOTAL DEBT	$294,361,357
% of Total Capitalization	58%
% of Total Debt - Floating Rate Debt	—%
% of Total Debt - Fixed Rate Debt (a) & (b)	100%
% of Total Debt	100%
ENTERPRISE VALUE
Total Capitalization	$503,919,312
Less: Cash and Cash Equivalents	(9,912,110)
Enterprise Value	$494,007,202

(a)
On May 10, 2022, we purchased a five-year swap at 2.258% on our $150,000,000 term loan that results in a fixed interest rate of 4.058% based on our leverage ratio of 47% as of June 30, 2023. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio.

(b)
On October 26, 2022, we purchased another five-year swap at 3.440% on our $100,000,000 term loan commitment that results in a fixed interest rate of 5.240% based on our leverage ratio of 47% as of June 30, 2023. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio.

Modiv Industrial, Inc.
Consolidated Balance Sheets

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Real estate investments:
Land	$105,646,718	$103,657,237
Buildings and improvements	376,619,602	329,867,099
Equipment	4,429,000	4,429,000
Tenant origination and absorption costs	16,393,977	19,499,749
Total investments in real estate property	503,089,297	457,453,085
Accumulated depreciation and amortization	(44,974,782)	(46,752,322)
Total investments in real estate property, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	458,114,515	410,700,763
Unconsolidated investment in a real estate property	10,011,347	10,007,420
Total real estate investments, net, excluding real estate investments held for sale, net	468,125,862	420,708,183
Real estate investments held for sale, net	47,169,589	5,255,725
Total real estate investments, net	515,295,451	425,963,908
Cash and cash equivalents	9,912,110	8,608,649
Tenant receivables	9,468,576	7,263,202
Above-market lease intangibles, net	1,351,949	1,850,756
Prepaid expenses and other assets	5,430,520	6,100,937
Interest rate swap derivatives	5,613,847	4,629,702
Other assets related to real estate investments held for sale	2,337,517	12,765
Total assets	$549,409,970	$454,429,919
Liabilities and Equity
Mortgage notes payable, net	$44,243,807	$44,435,556
Credit facility revolver	—	3,000,000
Credit facility term loan, net	248,263,340	148,018,164
Accounts payable, accrued and other liabilities	7,015,513	7,649,806
Below-market lease intangibles, net	9,328,801	9,675,686
Interest rate swap derivatives	—	498,866
Liabilities related to real estate investments held for sale	465,252	117,881
Total liabilities	309,316,713	213,395,959

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of June 30, 2023 and 2022	2,000	2,000
Class C common stock, $0.001 par value, 300,000,000 shares authorized, 7,874,502 shares issued and 7,530,992 shares outstanding as of June 30, 2023 and 7,762,506 shares issued and 7,512,353 shares outstanding as of December 31, 2022	7,875	7,762
Additional paid-in-capital	280,815,445	278,339,020
Treasury stock, at cost, 343,510 and 250,153 shares held as of June 30, 2023 and December 31, 2022, respectively	(5,290,780)	(4,161,618)
Cumulative distributions and net losses	(123,895,028)	(117,938,876)
Accumulated other comprehensive income	3,080,694	3,502,616
Total Modiv Industrial, Inc. equity	154,720,206	159,750,904
Noncontrolling interests in the Operating Partnership	85,373,051	81,283,056
Total equity	240,093,257	241,033,960
Total liabilities and equity	$549,409,970	$454,429,919

Modiv Industrial, Inc.
Property Portfolio - Balance Sheets - As of June 30, 2023

(Unaudited)

	As of June 30, 2023
	Industrial Core	Tactical Non-Core (1)	Other Non-Core (1)	Non-Property & Other (2)	Consolidated
Assets
Real estate investments:
Land	$59,774,822	$43,387,936	$2,483,960	$—	$105,646,718
Buildings and improvements	288,824,445	83,117,030	4,678,127	—	376,619,602
Equipment	4,429,000	—	—	—	4,429,000
Tenant origination and absorption costs	11,569,403	4,500,352	324,222	—	16,393,977
Total investments in real estate property	364,597,670	131,005,318	7,486,309	—	503,089,297
Accumulated depreciation and amortization	(32,194,601)	(11,941,160)	(839,021)	—	(44,974,782)
Total investments in real estate property, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	332,403,069	119,064,158	6,647,288	—	458,114,515
Unconsolidated investment in a real estate property	10,011,347	—	—	—	10,011,347
Total real estate investments, net, excluding real estate investments held for sale, net	342,414,416	119,064,158	6,647,288	—	468,125,862
Real estate investments held for sale, net	—	—	47,169,589	—	47,169,589
Total real estate investments, net	342,414,416	119,064,158	53,816,877	—	515,295,451
Cash and cash equivalents	—	—	—	9,912,110	9,912,110
Tenant receivables	6,652,360	2,743,622	72,594	—	9,468,576
Above-market lease intangibles, net	1,351,949	—	—	—	1,351,949
Prepaid expenses and other assets (2)	3,252,515	33,038	70,818	2,074,149	5,430,520
Interest rate swap derivatives	—	—	—	5,613,847	5,613,847
Other assets related to real estate investments held for sale	—	—	2,337,517	—	2,337,517
Total assets	$353,671,240	$121,840,818	$56,297,806	$17,600,106	$549,409,970
Liabilities and Equity
Mortgage notes payable, net	$12,223,789	$32,020,018	$—	$—	$44,243,807
Credit facility term loan	169,512,148	39,751,549	38,999,643	—	248,263,340
Accounts payable, accrued and other liabilities	2,221,510	812,937	285,115	3,695,951	7,015,513
Below-market lease intangibles, net	9,328,801	—	—	—	9,328,801
Liabilities related to real estate investments held for sale	—	—	465,252	—	465,252
Total liabilities	193,286,248	72,584,504	39,750,010	3,695,951	309,316,713

Commitments and contingencies

Total Modiv Industrial, Inc. equity, net of due to affiliates	160,384,992	49,256,314	16,547,796	(71,468,896)	154,720,206
Noncontrolling interests in the Operating Partnership	—	—	—	85,373,051	85,373,051
Total equity	160,384,992	49,256,314	16,547,796	13,904,155	240,093,257
Total liabilities and equity	$353,671,240	$121,840,818	$56,297,806	$17,600,106	$549,409,970

(1)	See Footnotes (1) and (2) of Property Portfolio Statement - Statement of Operations - Second Quarter of 2023.
(2)	Non-Property & Other’s prepaid expenses and other assets include deferred financing fees on our Revolver and prepaid directors and officers insurance.

Modiv Industrial, Inc.
Debt Overview

(Unaudited)

	Outstanding Balance
Collateral	June 30, 2023	December 31, 2022	Contractual Interest Rate	Effective Interest Rate	Loan Maturity
Mortgage Notes:
Costco property	$18,850,000	$18,850,000	4.85%	4.85%	1/1/2030
Taylor Fresh Foods property	12,350,000	12,350,000	3.85%	3.85%	11/1/2029
OES property	13,161,357	13,315,009	4.50%	4.50%	3/9/2024
	44,361,357	44,515,009
Plus unamortized mortgage premium	66,679	119,245
Less unamortized deferred financing costs	(184,229)	(198,698)
Mortgage notes payable, net	44,243,807	44,435,556

KeyBank Credit Facility (a):
Revolver	—	3,000,000	(b)	(b)	1/18/2026
Term loan	250,000,000	150,000,000	(c)	(c)	1/18/2027
Total Credit Facility	250,000,000	153,000,000
Less unamortized deferred financing costs	(1,736,660)	(1,981,836)
	248,263,340	151,018,164
Total debt, net	$292,507,147	$195,453,720

(a)
Our $400,000,000 Credit Facility is comprised of a $150,000,000 Revolver and a $250,000,000 Term Loan. The Credit Facility includes an accordion option that allows us to request additional Revolver and Term Loan lender commitments up to a total of $750,000,000. As of the filing date of this Supplemental Data, the $250,000,000 Term Loan is fully drawn and the Revolver has no outstanding balance.

(b)
The interest rate on the Revolver is based on our leverage ratio at the end of the prior quarter. With our leverage ratio at 47% as of June 30, 2022, the spread over the Secured Overnight Financing Rate (‘‘SOFR’’), including a 10 basis point credit adjustment, is 165 basis points and the interest rate on the Revolver was 6.7125% and 6.9625% during July and August 2023, respectively, when we had $21,000,000 outstanding on the Revolver. We also pay an annual unused fee of up to 25 basis points on the Revolver, depending on the daily amount of the unused commitment.

(c)
To mitigate the risk of rising interest rates, on May 10, 2022, we purchased a five-year swap at 2.258% on the $150,000,000 term loan that results in a fixed interest rate of 4.058% based on our leverage ratio of 47% as of June 30, 2023. On October 26, 2022, we purchased another five-year swap at 3.440% on our $100,000,000 term loan commitment which results in a fixed interest rate of 5.24% based on our leverage ratio of 47% as of June 30, 2023. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio.

Modiv Industrial, Inc.
Covenants

Credit Facility and Mortgage Notes Covenants

The following is a summary of key financial covenants for our credit facility and mortgage notes, as defined and calculated per the terms of the facility’s credit agreement and the mortgage notes’ governing documents, respectively, which are included in our filings with the U.S. Securities and Exchange Commission. These calculations, which are not based on U.S. GAAP measurements are presented to demonstrate that as of June 30, 2023, we are in compliance with the covenants.

Unsecured Credit Facility Covenants	Required		June 30, 2023
Maximum leverage ratio	<60%		47%
Minimum fixed charge coverage ratio	>1.50	x	2.21	x
Maximum secured indebtedness ratio	40%		7%
Minimum consolidated tangible net worth	$211,734,469		$296,015,906
Weighted average lease term (years)	7		15

Mortgage Notes Key Covenants	Debt service coverage ratio	June 30, 2023
Costco property	N.A.	N.A.
Taylor Fresh Foods property	1.5	3.4
OES property	1.4	1.6

Modiv Industrial, Inc.
Real Estate Acquisitions

(Unaudited)

The following table summarizes our property acquisition activity from our February 11, 2022 listing on the NYSE through August 14, 2023:

Tenant and Location	Property Type	Acquisition Date	Area (Square Feet)	Lease Term (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Lindsay Precast, eight properties acquired in: Colorado (3), Ohio (2), North Carolina, South Carolina and Florida	Industrial	April 2022	618,195	25.0	2.1%	$56,150,000	6.7%	8.5%
Producto, two properties acquired in upstate New York	Industrial	July 2022	72,373	20.0	2.0%	5,343,862	7.2%	8.8%
Valtir, four properties acquired in Ohio, South Carolina, Texas and Utah (a)	Industrial	July 2022 and August 2022	293,612	20.0	2.3%	23,375,000	7.7%	9.7%
Plastic Products, Princeton, MN	Industrial	January 2023	148,012	5.8	3.0%	6,368,776	7.5%	9.2%
Stealth Manufacturing, Savage MN	Industrial	March 2023	55,175	20.0	2.5%	5,500,000	7.7%	9.8%
Lindsay Precast, Gap, PA (b)	Industrial	April 2023	137,086	24.0	2.2%	18,343,624	7.5%	10.1%
Summit Steel, Reading, PA	Industrial	April 2023	116,560	20.0	2.9%	11,200,000	7.3%	9.7%
PBC Linear, Roscoe, IL	Industrial	April 2023	219,287	20.0	2.5%	20,000,000	7.8%	9.4%
Cameron Tool, Lansing, MI	Industrial	May 2023	93,085	20.0	2.5%	5,721,174	8.5%	10.9%
S.J. Electro Systems, Minnesota (2) and Texas	Industrial	May 2023	159,680	17.0	2.8%	15,975,000	7.5%	9.4%
Titan, Alleyton, TX	Industrial	May 2023	223,082	20.0	2.9%	17,100,000	8.2%	10.8%
Vistech, Piqua, OH	Industrial	July 2023	335,525	25.0	3.0%	13,500,000	9.0%	13.1%
SixAxis, Andrews, SC	Industrial	July 2023	213,513	25.0	2.8%	15,440,000	7.5%	10.5%
			2,685,185			$214,017,436

(a)	The South Carolina and Ohio properties have a 25-year master lease and the Texas and Utah properties have a 15-year master lease.
(b)	Includes $1,800,000 funding provided for improvements to the previously acquired Lindsay property in Franklinton, North Carolina.

Modiv Industrial, Inc.
Real Estate Dispositions

(Unaudited)

The following table summarizes our property disposition activity from our February 11, 2022 listing on the NYSE through August 14, 2023.

Tenant and Location	Property Type	Disposal Date	Area (Square Feet)	Disposition Price	Cap Rate
Bon Secours, Richmond, VA	Office	February 2022	72,890	$10,200,000	8.1%
Omnicare, Richmond, VA	Flex	February 2022	51,800	8,760,000	6.8%
Texas Health, Dallas, TX	Office	February 2022	38,794	7,040,000	7.9%
Accredo, Orlando, FL	Office	February 2022	63,000	14,000,000	7.3%
EMCOR, Cincinnati, OH	Office	June 2022	39,385	6,525,000	7.8%
Williams Sonoma, Summerlin, NV	Office	August 2022	35,867	9,300,000	7.4%
Wyndham, Summerlin, NV	Office	September 2022	41,390	12,900,000	7.4%
Raising Cane’s, San Antonio, TX	Retail	December 2022	3,853	4,313,045	5.7%
Dollar General, Litchfield, ME	Retail	August 2023	9,026	1,247,974	7.5%
Dollar General, Wilton, ME	Retail	August 2023	9,100	1,452,188	7.7%
Dollar General, Thompsontown, PA	Retail	August 2023	9,100	1,111,831	7.7%
Dollar General, Mt. Gilead, OH	Retail	August 2023	9,026	1,066,451	8.1%
Dollar General, Lakeside, OH	Retail	August 2023	9,026	1,134,522	7.1%
Dollar General, Castalia, OH	Retail	August 2023	9,026	1,111,831	7.1%
Dollar General, Bakersfield, CA	Retail	August 2023	18,827	4,855,754	6.6%
Dollar General, Big Spring, TX	Retail	August 2023	9,026	1,270,665	6.8%
Dollar Tree, Morrow, GA	Retail	August 2023	10,906	1,293,355	8.0%
PreK Education, San Antonio, TX	Retail	August 2023	50,000	12,888,169	7.2%
Walgreens, Santa Maria, CA	Retail	August 2023	14,490	6,081,036	6.1%
exp US Services, Maitlanf, FL	Office	August 2023	33,118	5,899,514	10.6%
GSA (MSHA), Vacaville, CA	Office	August 2023	11,014	2,586,710	7.8%
			548,664	$115,038,045

Modiv Industrial, Inc.
Top 20 Tenants - Pro Forma

(Unaudited)

Tenant	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Lindsay	$5,194,734	13%	755,281	16%
KIA of Carson	4,204,561	12%	72,623	2%
Costco Wholesale	2,399,403	6%	97,191	2%
AvAir	2,341,755	6%	162,714	4%
3M	1,867,961	5%	410,400	9%
Valtir	1,835,097	4%	293,612	6%
FUJIFILM Dimatix (a)	1,654,930	4%	91,740	2%
Taylor Fresh Foods	1,651,129	4%	216,727	5%
Pacific Bearing	1,560,000	4%	219,287	5%
State of CA OES	1,483,098	3%	106,592	2%
Titan	1,403,325	3%	223,082	5%
Northrup Grumman	1,286,880	3%	107,419	2%
Vistech	1,208,468	3%	335,525	7%
SixAxis	1,119,086	3%	213,513	5%
Cummins	1,017,683	2%	87,230	2%
Husqvarna	910,191	2%	64,637	1%
L3Harris	864,904	2%	46,214	1%
Summit Steel	821,484	2%	116,560	2%
Arrow-TruLine	785,218	2%	206,155	4%
WSP USA	740,084	2%	37,449	1%
Total Top 20 Tenants	$34,349,991	85%	3,863,951	83%

(a)	Reflects our approximate 72.71% tenant-in-common interest (“TIC Interest”).

Modiv Industrial, Inc.
Property Type - Pro Forma

(Unaudited)

Property Type	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Industrial Core, including TIC Interest	40	$31,034,930	76%	4,282,907	92%
Tactical Non-Core (1)	3	8,442,062	20%	276,406	6%
Non-Core	2	1,620,697	4%	113,266	2%
Total Properties	45	$41,097,689	100%	4,672,579	100%

(1)
We categorize Tactical Non-Core Assets as those assets that offer compelling value-add or opportunistic investment characteristics when measured over a near-term or interim holding period. We currently hold three such assets: (i) our tactical non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County in January 2022. This acquisition was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 in Class C OP Units at a cost basis of $25.00 per share; (ii) our recently executed 12 year lease with the State of California’s Office of Emergency Services (OES) for one of our existing assets located in Rancho Cordova, California that includes an attractive purchase option by the tenant which we believe has a favorable probability of being executed upon in next 24 months; and (iii) our property leased to Costco located in Issaquah, Washington which offers compelling redevelopment opportunities following Costco’s lease expiration given its higher density infill location and the fact that the land is zoned for additional uses to include flex/R&D and multi-family.

Modiv Industrial Inc.
Tenant Industry Diversification - Pro Forma

(Unaudited)

Industry	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Infrastructure	18	$10,089,818	24%	1,459,535	31%
Automotive	5	7,768,752	19%	664,463	14%
Aerospace/Defense	3	4,493,539	11%	316,347	7%
Industrial Products	3	4,338,152	11%	694,324	15%
Technology	3	2,689,521	6%	170,350	4%
Metals	5	2,422,400	6%	450,263	10%
Retailer	1	2,399,403	6%	97,191	2%
Agriculture/Food Production	2	2,236,836	5%	295,584	6%
Energy	2	2,006,339	5%	249,118	5%
Government	1	1,483,098	4%	106,592	2%
Medical	1	652,351	2%	20,800	1%
Plastics	1	517,480	1%	148,012	3%
Total	45	$41,097,689	100%	4,672,579	100%

Modiv Industrial, Inc.
Tenant Geographic Diversification - Pro Forma

(Unaudited)

State	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
California	10	$12,088,260	29%	556,064	12%
Ohio	6	4,689,073	11%	1,016,742	22%
Arizona	2	3,992,885	10%	379,441	8%
Illinois	2	3,427,961	8%	629,687	13%
Washington	1	2,399,403	6%	97,191	2%
Minnesota	5	2,163,633	5%	377,450	8%
Pennsylvania	2	2,058,474	5%	253,646	5%
South Carolina	2	2,009,292	5%	343,422	7%
Florida	3	1,869,961	5%	204,211	4%
Texas	2	1,629,803	4%	255,969	6%
North Carolina	2	1,521,130	4%	134,576	3%
Tennessee	1	1,017,683	3%	87,230	2%
Colorado	3	843,850	2%	98,994	2%
Utah	1	506,650	1%	72,498	2%
Michigan	1	487,313	1%	93,085	2%
New York	2	392,318	1%	72,373	2%
Total	45	$41,097,689	100%	4,672,579	100%

Modiv Industrial, Inc.
Lease Expirations - Pro Forma

(Unaudited)

10 Years and Thereafter Lease Expirations

As of August 14, 2023
Year	Number of Leases Expiring	Leased Square Footage Expiring	Percentage of Leased Square Footage Expiring	Cumulative Percentage of Leased Square Footage Expiring	Annualized Base Rent Expiring	Percentage of Annualized Base Rent Expiring	Cumulative Percentage of Annualized Base Rent Expiring
July to December 2023	—	—	—%	—%	$—	—%	—%
2024 (1)	2	163,230	3.5%	3.5%	1,513,411	3.7%	3.7%
2025	3	144,027	3.1%	6.6%	3,654,767	8.9%	12.6%
2026	3	236,608	5.0%	11.6%	3,681,894	9.0%	21.6%
2027	1	64,637	1.4%	13.0%	910,191	2.2%	23.8%
2028	1	148,012	3.2%	16.2%	517,480	1.3%	25.1%
2029	2	84,714	1.8%	18.0%	1,458,286	3.5%	28.6%
2030	—	—	—%	18.0%	—	—%	28.6%
2031	—	—	—%	18.0%	—	—%	28.6%
2032	1	162,714	3.5%	21.5%	2,341,755	5.7%	34.3%
2033	—	—	—%	21.5%	—	—%	34.3%
Thereafter	32	3,668,637	78.5%	100.0%	27,019,905	65.7%	100.0%
Total	45	4,672,579	100.0%		$41,097,689	100.0%

(1)	Includes property held for sale where the lease term with Cummins expires on February 29, 2024 and the lease term with Levins expires on December 31, 2024.

Modiv Industrial, Inc.
Disclosures Regarding Non-GAAP and Other Metrics

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this supplemental report contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as FFO. FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, deferred rent, amortization of stock-based compensation, amortization of in-place lease valuation intangibles, deferred financing fees, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence costs for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income or loss or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure. Furthermore, as described in the notes to our unaudited condensed consolidated financial statements, the conversion ratios for units of Class M limited partnership interest in the Operating Partnership, units of Class P limited partnership interest in the Operating Partnership and units of Class R limited partnership interest (“Class R OP Units”) in the Operating Partnership can increase if the specified performance hurdles are achieved, which would increase the fully-diluted weighted average shares outstanding.

Adjusted EBITDA

We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on investment in real estate and goodwill and intangibles, interest expense and non-cash items such as non-cash compensation expenses and write-offs of due diligence costs for abandoned pursuits We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

Net Debt

We define Net Debt as gross debt less cash and cash equivalents and restricted cash.

Leverage Ratio

We define our “leverage ratio” as total debt as a percentage of the aggregate fair value of our real estate properties, including our proportionate interest in real estate owned by unconsolidated entities, plus our cash and cash equivalents.

Annualized Base Rent (“ABR”)

ABR represents contractual annual base rent for the next 12 months.

Initial Cap Rate

We define “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Weighted Average Cap Rate

We define “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.